EXHIBIT 99.1
[Superior Letterhead]
Superior Offshore International Announces Receipt of Delisting Notice From NASDAQ
HOUSTON, April 23, 2008, 2008 /PRNewswire-FirstCall via COMTEX News Network/ — Superior Offshore International, Inc. (Nasdaq: DEEP) (the “Company”) today announced that it received a delisting notice from the Nasdaq’s Listing Qualifications Department citing the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) in accordance with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14). The notice indicates that the Company’s common stock is subject to delisting from The Nasdaq Stock Market at the opening of business on April 28, 2008, unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rules. The Company does not intend to request such a hearing.
The Company previously announced its failure to timely file its Form 10-K on April 1, 2008.
About Superior Offshore International, Inc.
Superior Offshore is a leading provider of subsea construction and commercial diving services to the offshore oil and gas industry, serving operators internationally and domestically in the outer continental shelf of the U.S. Gulf of Mexico. Construction services include installation, upgrading and decommissioning of pipelines and production infrastructure. Commercial diving services include inspection, maintenance and repair services and support services for subsea construction and salvage operations. The company also operates a construction/fabrication division. Superior Offshore operates a fleet of seven service vessels and provides remotely operated vehicles (ROVs) and saturation diving systems for deepwater and harsh environment operations.
Forward-Looking Statements
Certain statements contained in this news release are forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Although it is not possible to identify all factors, Superior Offshore continues to face many risks and uncertainties. Some of the factors that could cause actual future results to differ materially are described under the caption “Risk Factors” in Superior Offshore’s Prospectus, dated April 19, 2007 and filed with the Securities and Exchange Commission (“SEC”) on April 20, 2007, and Superior Offshore’s other filings with the SEC, which may be obtained by visiting the Investor Relations section of Superior Offshore’s website under “Financial Information” at http://www.superioroffshore.com or from the SEC’s website at http://www.sec.gov.
Contact:
Superior Offshore International, Inc.
713-910-1875